As filed with the Securities and Exchange Commission on August 18, 2020

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SWK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0435679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14755 Preston Road, Suite 105
Dallas, TX 75254

(Address of principal executive offices, including Zip Code)

SWK Holdings Corporation

2010 Equity Incentive Plan

(Full title of plan)

Winston L. Black
 Chief Executive Officer
SWK Holdings Corporation
 14755 Preston Road, Suite 105
Dallas, TX 75254
 (972) 687-7250

(Name and address and telephone number,

including area code, of registrant’s agent for service)

Copy to:
David R. Earhart
Gray Reed & McGraw LLP
1601 Elm Street
Suite 4600
Dallas, Texas 75201
(469) 320-6041

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,000,000	$12.72	$12,720,000	$1,651.06

(1)	Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution and other provisions of the plan.
(2)	Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) based on the average of the high and low prices for the Common Stock on August 14, 2020, as reported on the Nasdaq Capital Market.

EXPLANATORY NOTE

SWK Holdings Corporation (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register additional shares of Common Stock issuable pursuant to the 2010 Equity Incentive Plan.  On November 19, 2019, the Registrant’s stockholders approved an amendment to the 2010 Equity Incentive Plan.  This Registration Statement is being filed in order to register shares of Common Stock which may be offered or sold to participants under the 2010 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 30, 2020, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the Commission on May 14, 2020 and August 14, 2020, respectively;

(c)	Current Reports on Form 8-K filed with the Commission on January 21, 2020, January 23, 2020, February 28, 2020, March 26, 2020, March 31, 2020, April 20, 2020, May 15, 2020, May 19, 2020, May 29, 2020, August 17, 2020 and August 17, 2020, but only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A, as filed on January 22, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Under no circumstances will any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the amended and restated certificate of incorporation, as amended, and by-laws of the Registrant and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation, as amended, the by-laws and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, as amended, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

•	for any transaction from which the director derived any improper personal benefit.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the Registrant’s by-laws provides that the shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Registrant shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors

Article VII of the by-laws further provides that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The registrant has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Registrant shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

In addition to the exhibits filed or incorporated by reference into subsequent registration statements, the following documents are filed as Exhibits to this Registration Statement:

5.1	Opinion of Gray Reed & McGraw LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gray Reed & McGraw LLP (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1	SWK Holdings Corporation 2010 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on October 25, 2019)

99.2	SWK Holdings Corporation 2010 Equity Incentive Plan Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q filed on November 9, 2010)
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Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on August 17, 2020.

SWK HOLDINGS Corporation

By:	/s/ Winston L. Black
Winston L. Black
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Winston L. Black and Charles Jacobson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Winston L. Black	Chairman of the Board and
Winston L. Black	Chief Executive Officer	August 17, 2020
(Principal Executive Officer)

/s/ Charles Jacobson	Chief Financial Officer
Charles Jacobson	(Principal Financial Officer and Principal Accounting Officer)	August 17, 2020

/s/ D. Blair Baker	Director	August 17, 2020
D. Blair Baker

/s/ Aaron G.L. Fletcher	Director	August 17, 2020
Aaron G.L. Fletcher

/s/ Christopher W. Haga	Director	August 17, 2020
Christopher W. Haga

/s/ Edward B. Stead	Director	August 17, 2020
Edward B. Stead

/s/ Michael Weinberg	Director	August 17, 2020
Michael Weinberg

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

5.1	Opinion of Gray Reed & McGraw LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gray Reed & McGraw LLP (included in Exhibit 5.1)

24.2	Power of Attorney (set forth on the signature page of this Registration Statement)

99.1	SWK Holdings Corporation 2010 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Schedule 14A filed on October 25, 2019)

99.2	SWK Holdings Corporation 2010 Equity Incentive Plan Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q filed on November 9, 2010)
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